Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-151942 of Potash Corporation of Saskatchewan Inc. on Form S-8 of our report dated June 18, 2010, relating to the financial statements appearing in this Annual Report on Form 11-K of the PCS Nitrogen 401(k) Savings Plan for the year ended December 31, 2009.
/s/  Deloitte & Touche LLP
Chicago, Illinois
June 18, 2010